UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

ORION ENERGY SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	01-33887	39-1847269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive
Manitowoc, Wisconsin		54220
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 920 892-9340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 20, 2024, Orion Energy Systems, Inc. (the “Company”) received written notice (the “Notification”) from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) for continued listing on The Nasdaq Capital Market, as the closing bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive trading days. Pursuant to Nasdaq Listing rule 5810(c)(3)(A), the Company was granted 180 calendar days, or until March 19, 2025, to regain compliance with the Bid Price Rule.

In response, on March 19, 2025, the Company submitted a formal request to Nasdaq for an additional 180-calendar day period to regain compliance with the Bid Price Rule and provided written notice to Nasdaq that the Company intends to effectuate a reverse stock split during the additional compliance period if necessary to regain compliance with the Bid Price Rule.

On March 20, 2025, the Company received a letter (the “Letter”) from the Staff notifying the Company that it is eligible for an additional 180 calendar day period from the date of the Letter, or until September 15, 2025 (the “Additional Compliance Period”) to regain compliance with the Bid Price Rule. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the The Nasdaq Capital Market with the exception of the Bid Price Rule, and the Company’s written notice of its intention to cure the deficiency during the Additional Compliance Period by effecting a reverse stock split, if necessary.

If at any time during the Additional Compliance Period the Company’s common stock has a closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days, Nasdaq will provide the Company with written confirmation of compliance with the Bid Price Rule and this matter will be closed. If the Company does not regain compliance by September 15, 2025, then Nasdaq will notify the Company of its determination to delist the Company’s common stock from trading on Nasdaq. Although the Company would have an opportunity to appeal the delisting determination to a hearings panel, under Nasdaq rules, the Company’s delisting from Nasdaq would be effective on or about September 16, 2025.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Bid Price Rule, including a reverse stock split, if necessary. There can be no assurance that the Company will be able to regain compliance with the Bid Price Rule, even if it maintains compliance with the other Nasdaq listing requirements.

Safe Harbor Statement

Certain matters discussed in this Current Report on Form 8-K are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company’s future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) the Company’s ability to manage and respond to ongoing increasing pressures to reduce the selling price of our products driven largely by a return to a more normalized supply chain and reduction in shipping costs for our imported products, coupled with the related increase in competition from foreign competitors; (ii) the Company’s ability to regain and sustain our profitability and positive cash flows; (iii) our ability to achieve our budgeted revenue expectations for fiscal 2025; (iv) our dependence on a limited number of key customers, and the consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (v) our existing risk that liquidity and capital resources may not be sufficient to allow us to fund or sustain our growth; (vi) the Company’s ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; (vii) the Company’s ability to successfully launch, manage and maintain its refocused business strategy to successfully bring to market new and innovative product and service offerings; (viii) the Company’s ability to recruit, hire and retain talented individuals in all disciplines of our company; (ix) price fluctuations (including as a result of tariffs, shortages or interruptions of component supplies and raw materials used to manufacture our products; (x) the Company’s risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xi) the Company’s ability to maintain effective information technology systems security measures and manage risks related to cybersecurity; (xii) the Company’s ability to differentiate its products in a highly competitive and converging market, expand its customer base and gain market share; (xiii) the Company’s ability to manage and mitigate downward pressure on the average selling prices of its products as a result of competitive pressures in the LED market; (xiv) the Company’s ability to manage its inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xv) the Company’s increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xvi) the Company’s increasing emphasis on selling more of its products through third party distributors and sales agents, including its ability to attract and retain effective third party distributors and sales agents to execute its sales model; (xvii) the Company’s ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xviii) the Company’s ability to maintain safe and secure information technology systems; (xix) the Company’s ability to balance customer demand and production capacity; (xx) the Company’s ability to maintain an effective system of internal control over financial reporting; (xxi) the Company’s ability to defend its patent portfolio and license technology from third parties; (xxii) a reduction in the price of electricity; (xxiii) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxiv) the Company’s failure to comply with the covenants in our credit agreement; (xxv) the electric vehicle market and deliveries of passenger and fleet vehicles may not grow as expected; (xxvi) incentives from governments or utilities may not materialize or may be reduced, which could reduce demand for EVs, or the portion of regulatory credits that customers claim may increase, which would reduce our revenue from such incentives; (xxvii) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxviii) potential warranty claims in excess of the Company’s reserve estimates; and (xxix) the other risks described in the Company’s filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of the Company’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date:	March 21, 2025	By:	/s/ J. Per Brodin
J. Per Brodin Chief Financial Officer